Exhibit 10(b)
                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 2 to the registration statement on Form N-4 ("Registration Statement") of our reports dated March 10, 2000 and February 15, 2000, relating to the financial statements of PHL Variable Accumulation Account and PHL Variable Insurance Company ("Company"), respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
November 20, 2000